Sony Corporation SC 13D/A

Exhibit 4

Put Option Closing Agreement

This Put Option Closing Agreement (this “Closing Agreement”), dated January 13, 2021, is entered into by and among Crackle Plus, LLC (“Crackle Plus”), Chicken Soup for the Soul Entertainment, Inc. (“CSSE”) and CPE Holdings Inc. (“CPEH”), as successor-in-interest to Crackle, Inc. (“Crackle”).

WHEREAS, pursuant to Section 9.03(a) of that certain Amended and Restated Limited Liability Company Agreement (the “Agreement”) among Crackle Plus, CSSE and Crackle, Crackle had the right to elect to require CSSE to purchase from Crackle all of Crackle’s Units in Crackle Plus (“Subject Units”);

WHEREAS, upon such election by Crackle, CSSE is required to purchase the Subject Units through, at CSSE’s election, the issuance of shares of CSSE’s Series A 9.75% redeemable perpetual preferred stock (“Preferred Stock”) or, in lieu thereof, cash, in either case as calculated in accordance with Schedule C of the Agreement (the “Purchase Price”); and

WHEREAS, on December 14, 2020, CPEH delivered written notice to CSSE of CPEH’s election to exercise its Put Option under the Agreement.

NOW THEREFORE, it is hereby agreed and acknowledged as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.	The consummation and closing (the “Closing”) of the purchase of the Subject Units by CSSE is taking place concurrently with the execution of this Agreement.

3.	The Purchase Price is $40,000,000, as determined in accordance with Schedule C of the Agreement.

4.	Pursuant to Section 9.03(a), CSSE hereby elects to pay the entirety of the Purchase Price through the issuance of Preferred Stock.

5.	At Closing, CSSE is causing the instruction letter attached hereto as Exhibit A to be delivered to its transfer agent, Continental Stock Transfer & Trust Company Inc. (“Continental”), pursuant to which CSSE instructs Continental to issue to CPEH an aggregate of 1,600,000 shares of Preferred Stock as payment in full for the Subject Units. A copy of the signed instruction letter, and evidence of delivery thereof to Continental, shall be delivered by CSSE to CPEH at Closing.

6.	At Closing, CSSE is causing the opinion of Graubard Miller, its outside general counsel, attached hereto as Exhibit B to be delivered to Continental, pursuant to which Graubard Miller opines that the shares of Preferred Stock to be issued to CPEH in connection with the foregoing may be issued without registration under the Securities Act of 1933, as amended (the “Act”) and must bear restrictive legend prohibiting sale or transfer of same without subsequent registration under the Act or an exemption therefrom. A copy of the signed opinion, and evidence of delivery thereof to Continental, shall be delivered by CSSE to CPEH at Closing.

7.	Concurrently herewith, CPEH is delivering to CSSE and Crackle Plus (a) an assignment of the Units held by CPEH executed by CPEH, in the form attached hereto as Exhibit C and (b) a certificate meeting the requirements of IRS Notice 2018-29 and Treasury Regulations Section 1.1445-2(b) that CPEH is not a foreign person with the meaning of IRS Codes Section 1446(f) or 1445, in the form attached hereto as Exhibit D.

8.	Concurrently herewith, the resignations of each of Jon Hookstratten and Maria Anguelova as Managers of Crackle Plus as attached hereto as Exhibit E have been delivered to Crackle Plus, and Crackle Plus hereby accepts each such resignation to be effective immediately upon delivery of the Preferred Stock to CPEH.

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9.	Upon issuance of the Preferred Stock to CPEH in accordance with the foregoing (as evidenced by documentation provide by Continental to CPEH in form and substance reasonably satisfactory to CPEH), all Units owned by CPEH shall be deemed returned to Crackle Plus and no longer outstanding, and CPEH shall no longer be deemed a Member of Crackle Plus or entitled to any rights of a Member under the terms of the Agreement, except with respect to rights or obligations that expressly survive the termination of the Agreement and/or the termination of any Member’s membership.

10.	Each of CSSE and Crackle Plus hereby represents and warrants to CPEH that (a) each of CSSE and Crackle Plus has all necessary corporate or company authority to consummate the transactions as contemplated hereby, (b) there are no orders, actions or claims that would be reasonably deemed to prevent or prohibit either of CSSE or Crackle Plus from consummating such transactions, (c) the shares of Preferred Stock shall be duly and validly issued, fully paid and nonassessable, and (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any third party is required in connection with the CSSE or Crackle Plus’ execution and delivery of this Closing Agreement, or the issuance and delivery of the Preferred Stock.

11.	CPEH hereby represents and warrants to each of CSSE and Crackle Plus that (a) it has all necessary corporate authority to consummate the transactions as contemplated hereby and that there are no orders, actions or claims that would be reasonably deemed to prevent or prohibit CPEH from consummating such transactions, (b) there are no liens, mortgages or encumbrances on the Units (except for restrictions under the Agreement and/or under state and/or federal securities laws) and that CPEH has record and beneficial ownership interest in and to the Units, (c) CPEH is an “accredited investor” as that term is defined in Rule 501(a) under the Act, (d) CPEH is acquiring the Preferred Stock for investment purposes and not with a view to distribution to any other person or entity, (e) CPEH understands that the Preferred Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of CPEH’s investment intent as expressed herein, (f) CPEH understands that CSSE makes no representation as to the credit rating of the Preferred Shares at any time after the date of issuance of same, and (g) CPEH understands that the Preferred Stock cannot be transferred except pursuant to registration under the Act or pursuant to an available exemption from registration under the Act.

12.	Each of CSSE and Crackle Plus, on behalf of themselves and their subsidiaries, affiliates, parent companies, officers, directors and employees, hereby waive and release any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly on or prior to the date hereof against CPEH and/or its Affiliates, or any of them, arising out of CPEH’s (or Crackle’s) ownership of the Units and membership in Crackle Plus; provided, however, that in no event shall the foregoing waive, release affect or impair any claims or rights of CSSE, Crackle Plus, or their subsidiaries, affiliates, parent companies, officers, directors and employees arising out of that certain Agreement, dated as of June 30, 2020, by and among Crackle Plus, CSSE, CPEH, Sony Pictures Television Inc. and Funimation Global Group, LLC (the “Settlement Agreement”).

13.	CPEH, on behalf of itself and its subsidiaries, affiliates, parent companies, officers, directors and employees, hereby waives and releases any and all claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly on or prior to the date hereof against Crackle Plus and CSSE and/or their respective Affiliates, or any of them, arising out of CPEH’s (or Crackle’s) ownership of the Units and membership in Crackle Plus; provided, however, that in no event shall the foregoing waive, release affect or impair any claims or rights of CSSE, Crackle Plus, or their subsidiaries, affiliates, parent companies, officers, directors and employees arising out of (i) the Settlement Agreement or (ii) any right to indemnification, reimbursement or advancement of expenses under the provisions of any member, manager or officer indemnification agreement with CSSE or Crackle Plus, owed to CPEH or its subsidiaries, affiliates, parent companies, officers, directors or employees, or any of them, in its or their capacity(ies) as a member, officer or manager of Crackle Plus, with respect to any third party claim relating to an act, omission, event or transaction occurring on or prior to the Closing.

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14.	Each of the parties hereto acknowledges and agrees that such party has read and understands and has been fully advised by its attorneys as to the contents of Section 1542 of the Civil Code of the State of California, and that Section 1542 and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

1542. General Release; extent.

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each of the parties hereto expressly waives and relinquishes all rights and benefits under Section 1542 and any similar law or common law principle of similar effect of any state or territory of the United States with respect to the claims released hereby. In connection with such waiver and release, each of the parties hereto acknowledges that such party is aware that it may hereafter discover claims or facts in addition to or different from those which it now knows or believes to be true with respect to the matters released herein, but that it is the intention of such party to fully, finally and forever, waive, release and relinquish all such matters and all such claims relative thereto which do exist, may exist or heretofore have existed. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of any such additional or different claims or facts relative thereto.

15.	CSSE shall register all of the shares of Preferred Stock for resale under the Act in accordance the Registration Rights Agreement (as defined in the Contribution Agreement) on or before April 13, 2021.

16.	This Closing Agreement may be executed in counterparts, including counterparts by email, facsimile, portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign), each of which shall be deemed an original and all of which shall together constitute one and the same instrument

The parties have executed this Closing Agreement as of the date first set forth above.

CRACKLE PLUS, LLC

By:
William J. Rouhana, Jr.
CEO

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:
William J. Rouhana, Jr.
CEO

CPE HOLDINGS, INC.

By:

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EXHIBIT A

Chicken Soup for the Soul Entertainment, Inc.

132 E. Putnam Ave

Cos Cob, Connecticut 06807

January 13, 2021

Continental Stock Transfer & Trust Company

1 State Street Plaza

New York, New York 10004

Attention: Compliance Department

Re:	Chicken Soup for the Soul Entertainment – Series A Preferred Stock

Ladies and Gentlemen

You are hereby instructed to issue 1,600,000 shares of the Series A preferred stock of Chicken Soup for the Soul Entertainment, Inc. (the “Company”) to CPE Holdings, Inc. (“CPEH”). Please be advised that this issuance is a result of CPEH’s election to sell its equity interests in the Company’s subsidiary Crackle Plus, LLC (“Crackle Plus”) under the terms of Crackle Plus’ Operating Agreement, a copy of which was publicly filed by the Company as an exhibit to its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2019.

The certificates evidencing the shares should bear a restrictive legend and stop transfer orders should be placed on the shares. You will receive an opinion from our counsel, Graubard Miller, under separate cover.

Very truly yours

Chicken Soup for the Soul Entertainment, Inc.

By:
William J. Rouhana, Jr.
CEO

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EXHIBIT B

Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1101 (212) 818-8800
Facsimile		direct dial number
(212) 818-8881		(212) 818-8610
email address
bross@graubard.com

January 13, 2021

VIA EMAIL and REGULAR MAIL

Continental Stock Transfer & Trust Company

1 State Street Plaza

New York, New York 10004

Re:	Issuance of Shares of Chicken Soup for the Soul Entertainment

Ladies and Gentlemen:

We are counsel to Chicken Soup for the Soul Entertainment, Inc. (“Company”) which has instructed you by letter, dated January 13, 2021 (“Instruction Letter”), to issue 1,600,000 shares of the Company’s Series A Preferred Stock to CPE Holdings, Inc.

Please be advised that the issuances can be made without registration under the Securities Act of 1933, as amended. The certificates representing the shares issued in accordance with the above should bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Transfer of these shares is prohibited except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.”

Additionally, stop transfer orders should be placed on the certificates.

Very truly yours,

Brian L. Ross

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EXHIBIT C

Assignment of Membership Interests

The undersigned hereby conveys, transfers and assigns to Chicken Soup for the Soul Entertainment, Inc. all of the undersigned’s right, title and interest in and to the Common Units and Preferred Units of Crackle Plus, LLC (the “Company”) as same are defined in that certain Amended and Restated Limited Liability Company Agreement of Crackle Plus, LLC by and among Crackle Plus, LLC, Chicken Soup for the Soul Entertainment, Inc., and CPE Holdings, Inc., as successor-in-interest of Crackle, Inc., as in effect as of the date hereof.

The validity, construction, operation and effect of any and all of the terms and provisions of this Assignment shall be determined and enforced in accordance the substantive laws of the State of Delaware without giving effect to principles of conflicts of law thereunder that would result in the application of the laws of any other State.

IN WITNESS WHEREOF, the undersigned has executed this assignment. effective January 13, 2021:

CPE HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT D

FIRPTA CERTIFICATION OF NON-FOREIGN STATUS

This Certification must be made by and on behalf of the person who is treated as the beneficial owner of the tendered Units for U.S. federal income tax purposes (the “Transferor”). If legal title to the tendered Units is held by an entity that is disregarded as an entity separate from its owner under Treasury Regulation 301.7701-3 (generally an unincorporated entity wholly owned by one person, a “Disregarded Entity”), the Transferor is the first owner of the Disregarded Entity that is not a Disregarded Entity.

If legal title to the Units is held by a Disregarded Entity, please provide the name of the Disregarded Entity here: N/A.

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies the following:

(1)	The name of the Transferor is CPE Holdings, Inc.

(2)	Transferor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and U.S. Treasury regulations);

(3)	Transferor is not a Disregarded Entity as defined above;

(4)	Transferor’s Taxpayer Identification Number (SSN for individuals, EIN for all others) is 94-3061749; and

(5)	Transferor’s address (home for individuals, office for all others) is 10202 West Washington Blvd, Culver City, California 90232.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete. The undersigned signing on behalf of the Transferor further has full authority to sign this document on behalf of Transferor.

CPE HOLDINGS, INC.

By:

Print Name:

Title (if not individual):

Date: January 13, 2021

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EXHIBIT E

Crackle Plus, LLC

132 E. Putnam Ave

Cos Cob, Connecticut

January 13, 2021

Ladies and Gentlemen:

The undersigned hereby tenders his resignation as a Manager of Crackle Plus, LLC (the “Company”) effective immediately as of the closing of the transactions contemplated by the Put Option Closing Agreement of even date herewith by and among the Company, Chicken Soup for the Soul Entertainment, Inc, and CPE Holdings, Inc., as successor-in-interest to Crackle, Inc.

Very truly yours,

Jon Hookstratten

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Crackle Plus, LLC

132 E. Putnam Ave

Cos Cob, Connecticut

January 13, 2021

Ladies and Gentlemen:

The undersigned hereby tenders her resignation as a Manager of Crackle Plus, LLC (the “Company”) effective immediately as of the closing of the transactions contemplated by the Put Option Closing Agreement of even date herewith by and among the Company, Chicken Soup for the Soul Entertainment, Inc, and CPE Holdings, Inc., as successor-in-interest to Crackle, Inc.

Very truly yours,

Maria Anguelova

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